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                                                                    Exhibit 23.4

                      [LETTERHEAD OF KPMG PEAT MARWICK LLP]





The Board of Directors
First Colorado Bancorp, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG PEAT MARWICK LLP
KPMG PEAT MARWICK LLP


Denver, Colorado
April 10, 1998